                                                                       Exhibit 8



                    TELESYSTEM INTERNATIONAL WIRELESS INC.


                                  as Issuer


                                     and


                      J.P. MORGAN PARTNERS (BHCA), L.P.,

                      U.F. INVESTMENTS (BARBADOS) LTD.,

                     CAPITAL COMMUNICATIONS CDPQ INC. AND

                               TELESYSTEM LTD.

                                as Purchasers


                                     and


                         ASIA OPPORTUNITY FUND, L.P.,
                 J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,
              CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. AND
               CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.




                          SECOND AMENDING AGREEMENT

                                    TO THE

                        MASTER AND PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 28, 2001



                               JANUARY 24, 2002

                              TABLE OF CONTENTS


Schedule A      Form of Notice of Amendment to the ESD Issuer Bid

Schedule B      Amended and Restated Investor Rights Agreement

Schedule C      Minimum Distribution of Special Warrants

Schedule D      Distribution of Purchase Warrants to Special Warrant Purchasers

Schedule 4.1(e) Amended Form of Purchase Warrant Indenture

Schedule 4.3    Amended Form of Purchase Warrant Notice

SECOND AMENDING AGREEMENT DATED JANUARY 24, 2002 TO THE MASTER AND PURCHASE AGREEMENT DATED AS OF NOVEMBER 28, 2001, AS SUCH MASTER AND PURCHASE AGREEMENT HAS BEEN AMENDED BY THE FIRST AMENDING AGREEMENT DATED JANUARY 18, 2002 AMONG THE PARTIES.

Among

                    TELESYSTEM INTERNATIONAL WIRELESS INC.



and


                     J.P. MORGAN PARTNERS (BHCA), L.P. ,

                         ASIA OPPORTUNITY FUND, L.P.,

                 J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,

               CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V.,

               CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.,

                      U.F. INVESTMENTS (BARBADOS) LTD.,

                      CAPITAL COMMUNICATIONS CDPQ INC.,

                               TELESYSTEM LTD.,

WHEREAS the Parties entered into a Master and Purchase Agreement dated as of November 28, 2001, as amended by that certain First Amending Agreement dated as of January 18, 2002 (the "MAPA"), to provide for the terms under which the Parties hereto agreed to participate in the Recapitalization of the Issuer and the Special Warrants Purchasers agreed to subscribe for up to $90,000,000 in Special Warrants (the "ORIGINAL SUBSCRIPTION"), subject to certain conditions, including, without limitation, the occurrence of the ESD Indenture Amendment ;

WHEREAS the Parties agree that it is desirable to amend the terms of the ESD Issuer Bid in order to increase the likelihood of occurrence of the ESD Indenture Amendment;

WHEREAS the proposed amendments to the terms of the ESD Issuer Bid will comprise, instead of an offer to repurchase the ESD for cash (the "CASH OPTION"), offers for (i) a combination of common equity of the Issuer and warrants to acquire common equity of the Issuer (the "SHARE OPTION"), or (ii) a combination of cash and warrants to acquire common equity of the Issuer (the "MIXED OPTION"), to pay for the tendered Equity Subordinated Debentures;

WHEREAS if and to the extent the Share Option is accepted by the holders of Equity Subordinated Debentures, the Share Option reduces the need to issue Special Warrants up to the amount of the Original Subscription;

WHEREAS the issuance of additional common equity (i) upon the exercise of the warrant component in the Mixed Option or (ii) directly under the Share Option and upon the exercise of the warrant component in the Share Option, if the Original Subscription were respected in full, dilute the value of the consideration offered under the Units Issuer Bid;

WHEREAS the Parties agree that accordingly it is desirable and in the best interests of the Issuer that the Special Warrant Purchasers renounce to part of their Original Subscription;

WHEREAS as a result of the impact on the Special Warrant Purchasers of renouncing to part of the Original Subscription, the Parties agree that it is desirable and in the best interests of the Issuer to issue Purchase Warrants to the Special Warrant Purchasers;

WHEREAS the Parties agree that it is desirable to amend the terms of the MAPA to reflect the possibility of a reduction in the amount of Special Warrants for which the Special Warrant Purchasers have agreed to subscribe under the Original Subscription and the proposed amendments to the ESD Issuer Bid, each as described above;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:

                                  ARTICLE 1

                                INTERPRETATION

        1.1    MAPA

               (a) Except as expressly supplemented and modified herein, all of the provisions, terms and conditions contained in the MAPA shall remain in full force and effect.

               (b) Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalised terms and expressions not otherwise defined in this Agreement have the meanings ascribed to them in the MAPA.

               (c) The amendments to the MAPA provided at Article 2 hereof shall become effective as of the date of execution of this Agreement.

        1.2    Defined Terms

        As used in this Agreement, including the recitals hereto but except in references to the provisions of the MAPA, the following terms have the following meanings:

                     "AGREEMENT" means this Second Amending Agreement; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

        1.3     Gender and Number

        Any reference in this Agreement to gender includes both genders and words importing the singular number only shall include the plural and vice versa.

        1.4     Headings, etc.

        The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

        1.5     Severability

        If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

        1.6     Inclusion

        Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

        1.7     Time of the Essence

        Time shall be of the essence of this Agreement.

                                  ARTICLE 2

                          MAPA DEFINITION AMENDMENTS

        2.1     Definition Amendments

        Section 1.1 of the MAPA is hereby amended as follows:

                      (a) The definition of "Dividend Record Date" is deleted;

                      (b) The definition of "Dividend Warrant" is deleted;

                      (c) The definition of "ESD Issuer Bid" is deleted and replaced with the following definition:

                      ""ESD ISSUER BID" means the issuer bid launched by the Issuer on the ESD Issuer Bid Launch Date to repurchase its outstanding Equity Subordinated Debentures, as amended in accordance with terms substantially in the form set forth in Schedule A of the Second Amending Agreement or as otherwise amended from time to time by mutual agreement of all Parties.";

                      (d)     The following definition is added:

                      ""ESD WARRANTS 2003" means the warrants to be offered to the holders of the Equity Subordinated Debentures pursuant to the Mixed Option under the ESD Issuer Bid, in accordance with terms substantially in the form set forth in Schedule A to the Second Amending Agreement.";

                      (e)     The following definition is added:

                      ""ESD WARRANTS 2002" means the warrants to be offered to the holders of the Equity Subordinated Debentures pursuant to the Share Option under the ESD Issuer Bid, in accordance with terms substantially in the form set forth in Schedule A to the Second Amending Agreement.";

                      (f) The definition of "Investor Rights Agreement" is hereby amended and replaced by the following definition:

                      ""INVESTOR RIGHTS AGREEMENT" means the agreement executed on the ESD Issuer Bid Launch Date, among the Issuer and the investors party thereto, as amended and restated in the form set forth in Schedule B of the Second Amending Agreement.";

                      (g) The following definition of "Minimum Second Tranche" is added":

                      ""MINIMUM SECOND TRANCHE" means the minimum number of 76,553,678 Special Warrants to be purchased and sold under the Second Tranche, allocated among the Special Warrant Purchasers as provided in Schedule C of the Second Amending Agreement.";

                      (h) The definition of "Offering" is hereby amended and replaced by the following definition:

                      ""OFFERING" means the issue and sale by the Issuer of
                      (i) up to an aggregate of 146,944,413 Special Warrants and (ii) up to 31,350,000 Underlying Securities under the Purchase Warrants, subject to adjustments as may be made in accordance with Section 4.6 and Article 5, the whole pursuant to this Agreement.";

                      (i) The definition of "Purchase Warrants" is hereby amended and replaced by the following definition:

                      ""PURCHASE WARRANTS" means (i) the warrants to be issued by the Issuer to UFI on the Purchase Warrant Issue Date entitling UFI or a Transferee (as defined in the Purchase Warrant Indenture) to purchase up to 15,000,000 Underlying Securities, and (ii) the warrants to be issued to the Special Warrant Purchasers on the Purchase Warrant Issue Date in the proportions set forth in Schedule D of the Second Amending Agreement, entitling the Special Warrant Purchasers or Transferees (as defined in the Purchase Warrant Indenture) to purchase in the aggregate up to 16,350,000 Underlying Securities, in each case subject to such adjustments as may be made in accordance with Section 4.6 and Article 5 and on the terms and conditions set forth in the Purchase Warrant Indenture."

                      (j) The definition of "Purchase Warrant Issue Date" is hereby amended and replaced by the following definition:

                      ""PURCHASE WARRANT ISSUE DATE" means the date on which the Issuer shall issue the Purchase Warrants, which date shall be at the earlier of (i) the second Business Day after the Qualifying Date and (ii) the Qualifying Deadline, provided that each Purchaser may demand a different Purchase Warrant Issue Date in respect of its Purchase Warrants in accordance with Section 4.1(c).";

                      (k) The definition of "Purchase Warrant Period" is hereby amended and replaced by the following definition:

                      "PURCHASE WARRANT PERIOD" means the period from the Purchase Warrant Issue Date until (i) September 30, 2002 for Purchase Warrants held by UFI and its Affiliates and
                      (ii) March 31, 2003 for Purchase Warrants held by the Special Warrant Purchasers and their respective Affiliates.";

                      (l) The following definition of "Second Amending Agreement" is added":

                      ""SECOND AMENDING AGREEMENT" means the second amending agreement to the Master and Purchase Agreement dated January 24 , 2002, among the Issuer, JPMP (BHCA), JPMP Asia, UFI, CDPQ and Telesystem.";

                      (m) The definition of "Second Tranche" is amended by adding, before "122,453,678" the words "up to";

                      (n) The definition of "Units Issuer Bid Closing Date" is hereby deleted and replaced by the following definition:

                      "UNITS ISSUER BID CLOSING DATE" means the date on which the Issuer takes up and pays for the Units validly tendered by Telesystem, CDPQ, Rogers Telecommunications (Quebec) Inc. and their respective Affiliates pursuant to the Units Issuer Bid, representing approximately 55% of the

                      Units outstanding, provided that such Units taken up and paid for by the Issuer are not, at any time thereafter, withdrawn from tender under the Units Issuer Bid, and provided further that such date shall not be later than the 10th calendar day following the Units Issuer Bid Expiry Date.";



                      (o) The definition of "Warrant Indenture" is deleted.

                                  ARTICLE 3

                      AMENDMENTS TO FINANCING COMMITMENT

        3.1    Correction

        Section 2.2(a) of the MAPA is hereby amended by replacing the number "8,108,170" by "7,357,507".

        3.2    Adjustments regarding Special Warrants

        (a) Section 2.8(a) of the MAPA is hereby amended by deleting the words "but after the Dividend Record Date".


        (b) Section 2.9(a) and Schedule 2.1(c) of the MAPA are hereby amended by deleting all references to the parenthetical words "but after the Dividend Record Date ".


        (c) All Special Warrant certificates representing Special Warrants outstanding as of the date of the Second Amending Agreement are hereby amended by deleting all references therein to the parenthetical words "but after the Dividend Record Date " and shall be read and interpreted to disregard such deleted language without the need to re-issue new Special Warrant certificates.

        3.3    Reduction of Commitment

        Section 3.2 of the MAPA is hereby amended by replacing the text thereof in its entirety with the following text:

        "Subject to the terms and conditions hereof, the Issuer agrees to issue and sell to the Special Warrant Purchasers, and the Special Warrant Purchasers, severally and not jointly and severally (and not solidarily), agree to purchase from the Purchaser at the Purchase Price, on the Second Closing Date and in the proportions set out in
        Schedule 3.1 hereof:

                      (a)     76,553,678 Special Warrants; and

                      (b) if and to the extent required by the Issuer to finance the cash component of Mixed Option under the ESD Issuer Bid, up to an additional 45,900,000 Special Warrants.

                                  ARTICLE 4

                            NEW PURCHASE WARRANTS

        4.1    New Purchase Warrants

        Article 4 of the MAPA is hereby amended by replacing the text thereof in its entirety with the following provisions:

        "Section 4.1  Issue of Purchase Warrants

                      (a) Provided the Convertible Debentures held by UFI and its Affiliates, as the case may be, have been converted into Subordinate Voting Shares as provided in Section 8.2(i)(xii), the Issuer shall issue to UFI on the Purchase Warrant Issue Date, Purchase Warrants entitling UFI to purchase an aggregate of 15,000,000 Underlying Securities, subject to adjustments as may be made under Section 4.6 and Article 5 during the Purchase Warrant Period.

                      (b)      In consideration for the stand-by commitment in
         Section 3.2(b) above, the Issuer shall issue to the Special Warrant Purchasers on the Purchase Warrant Issue Date, Purchase Warrants entitling the Special Warrant Purchasers to purchase up to 16,350,000 Underlying Securities, such number to be reduced by the number of outstanding ESD Warrants 2003 issued pursuant to the ESD Issuer Bid, subject to adjustment as may be made under Section 4.6 and Article 5 during the Purchase Warrant Period.

                       (c) If the Issuer has not received, on or before the Purchase Warrant Issue Date, a copy of the Receipts dated on or before the Purchase Warrant Issue Date issued by the Regulatory Authorities in respect of the Prospectus, then any of the Purchasers may demand, by written notice to the Issuer to be received prior to the issuance of the Purchase Warrants, that the Purchase Warrant Issue Date in respect of those Purchase Warrants to be issued to that Purchaser only, be postponed until Receipts from the Regulatory Authorities in respect of the Prospectus are issued. Furthermore, each Purchaser may demand, by written notice to the Issuer, regardless of whether or not the Receipts from the Regulatory Authorities in respect of the Prospectus have been issued, that the Purchase Warrant Issue Date in respect of those Purchase Warrants to be issued to that Purchaser only, be on the same date as the date the Convertible Debentures held by such Purchaser and its Affiliates, as the case may be, are being effectively converted into Subordinate Voting Shares.

                      (d) The Underlying Securities to which the Purchasers shall be entitled upon the exercise of the Purchase Warrants shall be, subject to Section 5.3, Subordinate Voting Shares or, if the Subordinate Voting Shares have been re-designated as "Common Shares" as provided in Section 8.2(i)(xiv), Common Shares.

                      (e) The Purchase Warrants shall be governed by the terms of a warrant indenture substantially in the form set forth in
         Schedule 4.1(e) of the Second Amending Agreement (the "PURCHASE WARRANT INDENTURE").

                      (f) Subject to Section 4.1(a), each Purchaser shall receive, on the Purchase Warrant Issue Date, a warrant certificate executed by the Issuer, evidencing the Purchase Warrants.

         "4.2   Prohibition of Transfers of Purchase Warrants

         The Purchase Warrants shall be non-transferable by a Purchaser except to one or more of its Affiliates or to any other Purchaser, provided that, if to an Affiliate, such Affiliate agrees to be bound by the terms of this Agreement and all relevant Ancillary Agreements.

         "4.3   Exercise of the Purchase Warrants

         The Purchase Warrants may be exercised by a Purchaser from time to time during the Purchase Warrant Period, in whole or in part, subject to a minimum subscription of the lesser of (i) $3,000,000 of Underlying Securities being subscribed for on any exercise of Purchase Warrants and (ii) the number of Underlying Securities subject to all Purchase Warrants then held by such Purchaser, being subscribed for on any exercise of Purchase Warrants, by delivery to the Issuer of a notice in writing signed by an authorized representative of the Purchaser in the form set forth in Schedule 4.3 of the Second Amending Agreement (the "PURCHASE WARRANT NOTICE"). No Purchaser shall exercise Purchase Warrants for any fractional Underlying Securities. Subject to the foregoing minimum subscription for Underlying Securities, each Purchase Warrant Notice shall specify the number of Underlying Securities with respect to which the Purchase Warrants are being exercised and include the time of closing, which shall be a Business Day and shall not be less than five (5) Business Days from the receipt by the Issuer of the Purchase Warrant Notice (each, a "PURCHASE WARRANT CLOSING DATE").

         "4.4   Purchase Warrant Price

         The purchase price payable by each Purchaser to the Issuer for each Underlying Security issued pursuant to the exercise of Purchase Warrants shall be $1.00 per Underlying

         Security, subject to adjustment pursuant to Section 4.6 and Article 5 during the Purchase Warrant Period (the "PURCHASE WARRANT PRICE").

         "4.5   Completion

               (a) Following each valid exercise of Purchase Warrants, the Issuer shall, on each Purchase Warrant Closing Date, issue the number of Underlying Securities specified in the Purchase Warrant Notice to a Purchaser upon payment by such Purchaser of the Purchase Warrant Price by wire transfer of immediately available funds to the Issuer.

               (b) If a Purchaser subscribes, at any time, for a number of Underlying Securities that is less than the number it is entitled to purchase under the Purchase Warrants, it shall be entitled to receive a new purchase warrant certificate in respect of the balance of Underlying Securities for which it was entitled to subscribe, subject to adjustment pursuant to
               Section 4.6 and Article 5 during the Purchase Warrant Period.

         "4.6   Adjustment of Underlying Securities

         If the Issuer has not received, on or before the Qualifying Deadline, a copy of the Receipts dated on or before the Qualifying Date issued by the Regulatory Authorities in respect of the Prospectus, then each Purchaser will, during the Purchase Warrant Period, be automatically entitled, by exercising any of its Purchase Warrants, to receive, for the Purchase Warrant Price, one Underlying Security plus a fraction of an Underlying Security equal to 0.15. Under no circumstances shall the Issuer be obliged to issue any fractional Underlying Security upon the exercise of Purchase Warrants."



                                  ARTICLE 5

                            OTHER MAPA AMENDMENTS

         5.1    General Amendments

         (a) Section 8.2 (a) of the MAPA is hereby amended by adding, after the first reference to "Special Warrants", the words "and Purchase Warrants" and deleting the words "and the issue of the Purchase Warrants to UFI".

         (b) Section 8.2(f) of the MAPA is hereby amended by deleting the proviso at the end of this Section and replacing it by the following text: "provided however that if a Purchaser demands that the Purchase Warrant Issue Date for the Purchase Warrants it holds be on a date that is prior to the Qualifying Date, the Issuer need not qualify the Purchase Warrants held by such Purchaser under the Prospectus.".

         (c) Sections 6.1, 11.3 and Sections 12.1 and 12.2 of the MAPA are hereby amended by deleting all references to "UFI" and replacing them with the following text: "such Purchasers who exercise Purchase Warrants".

         5.2    Amendments Regarding ESD Issuer Bid

         (a) Section 8.2(i)(iii) of the MAPA is hereby amended by adding, at the end of such Section "and on the date the ESD Issuer Bid is amended substantially in accordance with Schedule A of the Second Amending Agreement, execute the amended and restated Investor Rights Agreement in the form set forth in Schedule B of the Second Amending Agreement".

         (b) Section 8.2(i)(v) of the MAPA is hereby amended by adding, after "all conditions relating thereto", the following: "and subject to the occurrence of the Units Issuer Bid Closing Date,".

         (c) Section 8.2(i)(viii) of the MAPA is hereby deleted and replaced with the following: "DELETED".

         (d) Section 8.2(i)(xiv) of the MAPA is hereby amended by deleting the words "subject to the consummation of the Units Issuer Bid," and replacing them by the following "subject to the occurrence of the Units Issuer Bid Closing Date,".

         (e) Section 8.2(i)(x) of the MAPA is hereby amended by adding, after "all conditions relating thereto", the following: "and subject to the ESD Indenture Amendment,".

         (e) Section 9.1(e) of the MAPA is hereby amended by deleting the words "in the document attached hereto as Schedule B" and replacing them by the words "in the document attached to the Second Amending Agreement as Schedule A".

         (f) Section 10.1 of the MAPA is hereby amended by deleting "an amount in cash of Cdn$300, including the Consent Fee" and replacing it with the following text: "(i) an amount in cash of Cdn$300, which amount includes the Consent Fee, plus 109 ESD Warrants 2003 or (ii) 308 Subordinate Voting Shares plus 30 ESD Warrants 2002."

         5.3   Amendments to the Termination Section of the MAPA

         (a) Section 14.2 of the MAPA is hereby amended by adding, after the words "provided that the Issuer receives payment for all such Special Warrants, the Issuer" the following: "shall issue to such Purchasers who have purchased those Special Warrants not purchased by the defaulting Special Warrant Purchasers, the Purchase Warrants allocated to the defaulting Special Warrant Purchasers under Schedule D of the Second Amending Agreement, on a pro rata basis among the Special Warrant Purchasers (other than the defaulting Special Warrant Purchaser), and the Issuer".

         (b) Section 14.3 of the MAPA is hereby amended by replacing all references to "Second Tranche" by the words "Minimum Second Tranche" and by replacing the reference to "four Business Days" by the words "one Business Day".



                                  ARTICLE 6

                                MISCELLANEOUS

         6.1    Survival

         The representations and warranties contained in this Agreement, if any, will survive the completion of the transactions herein contemplated unless otherwise noted herein and, notwithstanding any investigation made by or on behalf of the Purchasers and JPMP Asia, will continue in full force and effect for the benefit of the Purchasers and JPMP Asia, or the Issuer, as the case may be, unaffected by any subsequent disposition of the Special Warrants or of the Underlying Securities or any of them for a period of five (5) years. The covenants contained herein, if any, will survive the completion of this transaction, unless otherwise noted herein.

         6.2    Governing Law

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE PROVINCE OF QUEBEC, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF QUEBEC TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF THE PROVINCE OF QUEBEC WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF QUEBEC, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

         6.3    Counterparts

         This Agreement may be executed in any number of counterparts, including by facsimile, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         6.4    Language

         The Parties acknowledge and are satisfied that this Agreement be initially drawn up in the English language. Notwithstanding the foregoing, the Issuer undertakes to have this Agreement translated into the French language and to circulate such translated version among the Purchasers and JPMP Asia forthwith following the date hereof and in any event by no later than February 28, 2002, whereupon the Purchasers and JPMP Asia shall have 15 days to comment thereon in writing to the Company and all other Parties (such comments limited to issue of translation only and not of substance). Upon agreement as to the final French translation of this Agreement by the Company and all other Parties, each of whom shall act diligently and in good faith in respect thereof, the English and French versions of this Agreement shall together be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                 TELESYSTEM INTERNATIONAL WIRELESS INC.


                                 By:    ________________________________
                                        Name:
                                        Title:


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 J.P. MORGAN PARTNERS (BHCA), L.P.


                                 By:    JPMP Master Fund Manager, L.P.,
                                        its General Partner

                                 By:    JPMP Capital Corp.,
                                        its General Partner


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 ASIA OPPORTUNITY FUND, L.P.

                                 By:    Asia Opportunity Company,
                                        its General Partner


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 CAIP CO-INVESTMENT FUND PARALLEL
                                 FUND (I) C.V.

                                 By:    Asia Opportunity Company,
                                        its General Partner


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 CAIP CO-INVESTMENT FUND PARALLEL
                                 FUND (II) C.V.

                                 By:    Asia Opportunity Company,
                                        its General Partner


                                 By:    ________________________________
                                        Name:
                                        Title:
                                 J.P. MORGAN ASIA INVESTMENT
                                 PARTNERS, L.P.

                                 By: J.P. Morgan Asia Equity Partners, L.P., its General Partner

                                 By:    JPMP Asia Equity Company,
                                        a Managing General Partner


                                 By:    _______________________________
                                        Name:
                                        Title:

                                 U.F. INVESTMENTS (BARBADOS) LTD.


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 CAPITAL COMMUNICATIONS CDPQ INC.


                                 By:    ________________________________
                                        Name:
                                        Title:


                                 By:    ________________________________
                                        Name:
                                        Title:

                                 TELESYSTEM LTD.


                                 By:    ________________________________
                                        Name:
                                        Title:


                                 By:    ________________________________
                                        Name:
                                        Title:

                                  SCHEDULE A


               FORM OF NOTICE OF AMENDMENT TO THE ESD ISSUE BID

                                  SCHEDULE B

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  SCHEDULE C

                   MINIMUM DISTRIBUTION OF SPECIAL WARRANTS

                                  SCHEDULE D

       DISTRIBUTION OF PURCHASE WARRANTS TO SPECIAL WARRANT PURCHASERS

                               SCHEDULE 4.1(E)

                  AMENDED FORM OF PURCHASE WARRANT INDENTURE

                                 SCHEDULE 4.3

                   AMENDED FORM OF PURCHASE WARRANT NOTICE